SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

EATON VANCE CORP. (Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

255 State Street, Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Item 1.01.      Entry into a Material Definitive Agreement

     Registrant has completed the acquisition of equity of M.D. Sass Tax Advantaged Bond Strategies, L.L.C. as described in Registrant’s news release dated December 31, 2008, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 3.02.      Unregistered sale of equity securities.

     On January 7, 2009, the Registrant sold 41,781 shares of its voting Common Stock (“Shares”) in a private transaction to three officers of the Registrant for aggregate cash consideration of $86,486.67.

The Registrant claims an exemption from registration under the Securities Act of 1933, as amended (“Act”) in reliance upon Section 4(2) of the Act. The purchasers of the Shares immediately deposited the Shares in a voting trust (“Voting Trust”) and received voting trust receipts (“Receipts”) therefore. All of the shares of other outstanding voting Common Stock have also been deposited in the Voting Trust, and all of the 21 holders of such Common Stock and of the Shares are employees of the Registrant or its subsidiaries and are trustees under the Voting Trust. Under Article Seventh of the Registrant’s Articles of Incorporation, as amended, voting Common Stock (including the Shares) may not be transferred without first being offered for sale to the Registrant at book value, and upon a Shareholder’s death or cessation as an employee of the Registrant or any of its subsidiaries, the Common Stock must be offered for sale to the Registrant at book value. The Receipts may not be transferred without the consent of a majority of the Voting Trust’s trustees, and upon a Receipt holder’s death or cessation as an employee of the Registrant or any of its subsidiaries, the Shares represented by his or her Receipts may be purchased by the Registrant at book value.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Pursuant to the Registrants mandatory retirement policy for Independent Directors, Vincent M. O’Reilly retired as Director on January 7, 2009.

Item 9.01.      Financial Statements and Exhibits

Exhibit No.	Document
99.1	Press release issued by the Registrant dated December 31, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date: January 12, 2009	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer

EXHIBIT INDEX

     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1	Press release issued by the Registrant dated December 31, 2008.

Exhibit 99.1

FOR IMMEDIATE RELEASE

     EATON VANCE COMPLETES ACQUISITION OF TAX ADVANTAGED BOND STRATEGIES BUSINESS OF M.D. SASS

December 31, 2008 (Boston)—Eaton Vance Management, a wholly owned subsidiary of Eaton Vance Corp. (NYSE: EV), today announced that it has completed the acquisition of the Tax Advantaged Bond Strategies (TABS) business of M.D. Sass Investors Services, a privately held investment manager based in New York. The TABS business being acquired by Eaton Vance currently manages approximately $6.8 billion in client assets.

As previously announced, the TABS business will operate as the Tax-Advantaged Bond Strategies Division of Eaton Vance Management and will maintain its prior leadership, portfolio team and investment strategies. Jim Evans, head of the TABS Division, will report to Payson Swaffield, Chief Income Investment Officer of Eaton Vance.

The TABS team employs a disciplined, quantitative investment process that seeks to achieve high after-tax returns and low performance volatility by investing in high quality municipal bonds and U.S. government securities. In its municipal investments, the TABS team seeks to identify and take advantage of price discrepancies that may arise among high quality municipal obligations issued in different jurisdictions or with different maturities or other characteristics.

“The focus of the TABS team on after-tax total return complements Eaton Vance’s traditional income-oriented municipal bond strategies,” said Mr. Swaffield. “With TABS now part of Eaton Vance, we have a breadth of capabilities in tax-advantaged income investing unmatched by anyone in the industry.”

Eaton Vance has been a leader in tax-managed investing—both equity and fixed income—for more than 40 years, and today offers more tax-managed funds in more investment styles than any other investment manager in the U.S.

About Eaton Vance

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating to 1924. Through its subsidiaries, Eaton Vance Corp. manages funds and separate accounts for individuals and institutions. Based in Boston, the firm is listed on the New York Stock Exchange under the symbol EV. The firm’s website is www.eatonvance.com.